1.	Plan Name: KEYW Long-Term Incentive Plan (“the Plan”).

2.	Effective Date and Plan Duration: The Plan will be effective as of January 1, 2010 (“Effective Date”) and shall terminate on the tenth (10th) anniversary of the Effective Date.

3.	Plan Objectives: The Plan has been designed to:

▪	Retain and motivate key contributors to KEYW’s profitability and growth.

▪	Align employee and shareholder interests.

▪	Share appreciation of KEYW’s common stock with key contributors.

▪	Facilitate stock ownership.

4.	Eligibility: Individuals eligible to participate in this Plan include all employees and nonemployee Directors.

5.
Participation:  The President and Chief Executive Officer will retain discretion to select individuals to participate in the Plan but subject to Compensation Committee approval for certain covered executives.

6.
Award Types:  The Plan permits the grant of equity and non-equity based awards including but not limited to Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

7.
Long-Term Incentive Mix:  Participants can receive a combination of Award Types.  The exact proportions can vary over time or across positions depending on the Company’s compensation philosophy, talent needs, and business goals.   The table below illustrates the proposed stock grant combination consisting of stock options and restricted stock units (RSUs):

		Proportion of Opportunity Delivered in:
Employee Tier	Position	Stock Options	Restricted Stock Units (RSUs)
Tier 1	President and Chief Executive Officer	80%	20%
Tier 2	Chief Financial Officer	70%	30%
	Chief Impact Officer	70%	30%
	Chief Development Officer	70%	30%
	Chief Strategy Officer	70%	30%
	Division Vice President	70%	30%
	Chief Administrative Officer & Corporate Secretary	70%	30%
	Chief Compliance Officer	70%	30%
	General Counsel	70%	30%
Tier 3	Program Vice Presidents	60%	40%

Key Plan Terms and Provisions	Page 1

8.	Target Opportunity: A set of grant opportunities have been developed based on competitive and internal equity considerations. Fractional shares are not permitted.

		Target Opportunity
Employee Tier	Position	(As a Percent of Salary)
Tier 1	President and Chief Executive Officer	125%
Tier 2	Chief Financial Officer	75%
	Chief Impact Officer	75%
	Chief Development Officer	75%
	Chief Strategy Officer	75%
	Division Vice President	75%
	Chief Administrative Officer & Corporate Secretary	75%
	Chief Compliance Officer	75%
	General Counsel	75%
Tier 3	Program Vice Presidents	50%

9.	Initial Grant: The initial grant will be made as soon as administratively possible after the Plan is approved by KEYW’s Compensation Committee (and/or Board of Directors).

10.	Grant Timing and Frequency: The timing and frequency of subsequent grants will be made at the discretion of KEYW’s Compensation Committee.

11.	Terms of Appreciation Awards:

▪	Type. Awards may be in the form of non-qualified or tax-qualified stock options or stock appreciation rights settled solely in stock.

▪	Exercise price. The exercise price must be at least equal to one hundred percent (100%) of the fair market value of KEYW common stock at the time of grant.

▪	Option term. Recipients shall have up to ten (10) years from the date of grant to exercise their stock options.

▪	Vesting. Stock options shall vest ratably over four years.

▪
Accelerated vesting.  In the event of change-in-control, retirement, death or disability, all unvested stock options shall become 100% vested and fully exercisable.  In the event of voluntary or involuntary termination without cause or for termination with cause, all unvested stock options shall be forfeited.

▪
Post-termination exercise period.  In the event of retirement, death or disability, individuals shall have 12 months to exercise vested stock options.  In the event of voluntary or involuntary termination without cause, individuals shall have 3 months to exercise vested stock options.

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12.	Terms of Full Value Awards:

▪	Type. Awards may be in the form of restricted stock or restricted stock units. Each Restricted Stock Unit is a notional amount that represents one unvested share of the KEYW’s common stock.

▪	Vesting. Restricted stock/units shall vest 100% after three years.

▪
Accelerated vesting.  In the event of change-in-control, retirement, death or disability, all restrictions on restricted stock/units shall lapse.  In the event of voluntary or involuntary termination without cause, all restricted stock/units shall be forfeited.

▪	Dividend equivalents. Recipients shall earn dividend equivalents on all restricted stock/units.

▪	Voting rights. Recipients shall not be entitled to any voting rights with respect to the Company’s common stock unless such award has vested and the share underlying it has been distributed.

13.	Plan Administration: The Plan will be administered by the Compensation Committee, which reserves the right at any time to amend, interpret or terminate the Plan, in whole or in part.

Key Plan Terms and Provisions	Page 3